Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168331, 333-206753, 333-212851, 333-214077 and 333-220382) and Form S-3 (No. 333-222767) of Teva Pharmaceutical Industries Limited of our report dated February 21, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (Isr.) A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel February 21, 2020